Exhibit 1.1

Vivid Seats Inc.

16,000,000 Shares

Class A Common Stock

($0.0001 par value)

Underwriting Agreement

May 17, 2023

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters,

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The person named in Schedule II hereto (the “Selling Stockholder”) propose to sell to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of Class A common stock, $0.0001 par value (“Common Stock”), of Vivid Seats Inc., a Delaware corporation (the “Company”) set forth in Schedule III hereto (said shares to be sold by the Selling Stockholder collectively being hereinafter called the “Underwritten Securities”). The Selling Stockholder named in Schedule II hereto also propose to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I (the “Option Securities;” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule III other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is one or more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural.

The Company is a holding company with no material assets other than its direct and indirect interests in Hoya Intermediate, LLC, a Delaware limited liability company (“Hoya Intermediate”). The Company and Hoya Intermediate are collectively referred to herein as the “Company Parties.”

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-260839), including a preliminary prospectus, relating to the Securities. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430C under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; as used herein, the term “Base Prospectus” means the prospectus included in the Registration Statement at the time of its effectiveness that omits information pursuant to Rule 430C under the Securities Act; the prospectus supplements in the form first used to confirm sales of Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), together with the Base Prospectus, is hereinafter referred to as the “Prospectus.”

For purposes of this Underwriting Agreement (this “Agreement”), “preliminary prospectus” shall mean, together with the Base Prospectus, any prospectus supplement to the Base Prospectus in preliminary form that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus, and “Disclosure Package” means any preliminary prospectus, together with the information set forth under the heading “Disclosure Package” on Schedule I hereto.

1. Representations and Warranties.

(i) Each Company Party represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the SEC the Registration Statement, including the Base Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto, has become effective; and no stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before, or to the Company Parties’ knowledge, threatened by the SEC. The Company will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the date of this Agreement.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii)the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder, (iii) the Disclosure Package does not, and at the time of each sale of Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined herein), the Disclosure Package, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that no representations or warranties are made as to the information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to any of the Company Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Disclosure Package or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) Any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to any of the Company Parties by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) From the time of closing of the business combination pursuant to that certain merger agreement, dated as of April 21, 2021, by and among the Company, Horizon Acquisition Corporation, a Cayman Islands exempted company, Horizon Sponsor LLC, a Delaware limited liability company, Hoya Topco, LLC, a Delaware limited liability company and Hoya Intermediate (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date of this Agreement, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of or Rule 163B under the Securities Act.

(e) The Company Parties (i) have not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are or are reasonably believe to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are or are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) have not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company Parties reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. The Company Parties have not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(f) The Company Parties have not used any issuer free writing prospectuses, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) or any electronic road shows.

(g) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(h) Each of the Company Parties and their respective subsidiaries has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other business entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification.

(i) All the outstanding shares of capital stock or other equity interests, as applicable, of Hoya Intermediate and each subsidiary of the Company Parties have been duly and validly authorized and issued and are fully paid and non-assessable, and all outstanding shares of capital stock of the subsidiaries of the Company Parties are owned by the Company Parties either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(k) This Agreement has been duly authorized, executed and delivered by the Company Parties.

(l) No Company Party is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(n) Neither the sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company Parties or any of their respective subsidiaries pursuant to, (i) the charter or by-laws (or other applicable organizational document) of the Company Parties or any of their respective subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Company Party or any of its respective subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any Company Party or any of its respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over a Company Parties or any of its respective subsidiaries or any of their properties, except in the case of clauses (ii) and (iii) for such breaches, violations of impositions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities of the Company Parties have rights to the registration of such securities under the Registration Statement, and any person to whom either Company Party has granted registration rights has waived such rights in connection with the transactions contemplated by this Agreement.

(p) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Company Party or any of its respective subsidiaries or its or their property is pending or, to the knowledge of the Company Parties, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company Parties and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(r) Each of the Company Parties and each of its respective subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(s) No Company Party nor any of its respective subsidiaries is in violation or default of (i) any provision of its charter or bylaws (or other applicable organizational document), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Company Party or such subsidiary or any of its properties, as applicable except in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no event has occurred, and, to the knowledge of the Company Parties, no circumstance or condition exists, that might (with or without notice or lapse of time) result in a violation or breach by a Company Party nor any of its respective subsidiaries of any agreement to which a Company Party or any of its respective subsidiaries is a party.

(t) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(u) [RESERVED].

(v) Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each of the Company Parties and their respective subsidiaries has timely filed (taking into account valid extensions) all U.S. federal, state, local and foreign tax returns required to be filed by it in any jurisdiction and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (whether or not shown on a tax return); and (ii) there are no current tax audits, assessments or other claims or proceedings with respect to any Company Party or any of its respective subsidiaries to the knowledge of the Company Parties.

(w) No labor problem or dispute with the employees of the Company Parties or any of their respective subsidiaries exists or is threatened or imminent, and the Company Parties are not aware of any existing or imminent labor disturbance by the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(x) The Company Parties and each of their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company Parties or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company Parties and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company Parties or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Company Party nor any such subsidiary has been refused any insurance coverage sought or applied for; and no Company Party nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(y) The Company Parties’ and each of their respective subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases, and any other information technology systems owned, licensed, leased, or otherwise used by the Company Parties, and any such equipment or technology maintained or provided by any third parties to Company Parties or each of their respective subsidiaries (collectively, “IT Systems”) are (i) adequate for, and operate and perform in all material respects as necessary for the operation of the business of the Company Parties and each of their respective subsidiaries as currently conducted as described in the Registration Statement, the Disclosure Package and the Prospectus, and, (ii) to the Company Parties’ knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware, harmful code, and other corruptants. The Company Parties and each of their respective subsidiaries have at all times since October 18, 2021 implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect the privacy, confidentiality, integrity, availability, continuous operation, redundancy and security of all IT Systems and data (including all information that relates to an identified or identifiable individual or is regulated as “personal information,” “personally identifiable information,” “personal data,” or any similar information governed by laws relating to privacy, data protection, or data security (“Personal Data”), and any confidential, sensitive, or proprietary data (collectively, “Protected Information”)) used in connection with the business of the Company Parties or each of their respective subsidiaries. The Company Parties and each of their respective subsidiaries have at all times since October 18, 2021 established and maintained commercially reasonable disaster recovery and security plans, procedures and facilities for their business, including, without limitation, for the IT Systems, Protected Information and data held or used by or for the Company Parties and each of their respective subsidiaries. The information security programs of the Company Parties and each of their respective subsidiaries are currently in material compliance with, and, and at all times in the past have materially complied, with all applicable Data Protection Requirements (defined below). To the company Parties’ knowledge, there have been no actual or reasonably suspected violations of, outages of, or unlawful or unauthorized uses of, destruction of, losses of, alterations of, or accesses to IT Systems and no unlawful or unauthorized uses of, destruction of, losses of, alterations of, or accesses to Protected Information (collectively, a “Breach”). There are no material Breaches under internal review, or investigations relating to the same. The Company Parties and each of their respective subsidiaries have not been notified of, and have no knowledge of, any fact or circumstance that would reasonably be expected to result in a material Breach.

(z) The Company Parties and each of their respective subsidiaries have at all times since October 18, 2021 materially complied and are presently in material compliance with all (i) applicable laws, statutes, regulations, directives, self-regulatory guidelines and standards concerning the protection, collection, use, disclosure, transfer, storage, disposal, confidentiality, integrity, availability, privacy, and security of IT Systems and Protected Information (including but not limited to the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); the United Kingdom General Data Protection Regulation (“UK GDPR”); the California Consumer Privacy Act (“CCPA”); and Canada’s Personal Information Protection and Electronic Documents Act (“PIPEDA”)); and (ii) all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Protected Information and to the protection of such IT Systems and Protected Information from unauthorized use, access, misappropriation or modification (collectively, the “Data Protection Requirements”).

(aa) The Company Parties and each of their respective subsidiaries have at all times made all disclosures to, and obtained all consents from, individuals as required by Data Protection Requirements for the Company Parties’ and each of their respective subsidiaries’ collection, use, processing and disclosure of Protected Information. None of such disclosures have been inaccurate, deceptive, misleading, incomplete, or in violation of Data Protection Requirements except where the failure to have made such disclosure and obtain such consents would not reasonably be expected to result in a Material Adverse Effect.

(bb) The Company Parties and each of their respective subsidiaries (i) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, Data Protection Requirements, (ii) have no knowledge of any fact or circumstance that would reasonably indicate the Company Parties or one of their respective subsidiaries is not in compliance with any of the Data Protection Requirements; (iii) are not currently participating, in whole or in part, in any material investigation, remediation, or other corrective action relating to any of the Data Protection Requirements; and (iv) are not a party to any order, decree, or agreement by any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability relating to any Data Protection Requirement.

(cc) No subsidiary of the Company Parties is currently prohibited, directly or indirectly, from paying any dividends to the Company Parties, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company Parties any loans or advances to such subsidiary from the Company Parties or from transferring any of such subsidiary’s property or assets to the Company Parties or any other subsidiary of the Company Parties.

(dd) The Company Parties and their respective subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and no Company Party nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ee) The Company Parties and each of their respective subsidiaries, on a consolidated basis, maintain a system of accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. Except as described in the Disclosure Package and the Prospectus, the Company Parties and their subsidiaries’ internal controls over financial reporting are effective and the Company Parties and their subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ff) The Company Parties and their subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); except as described in the Disclosure Package and the Prospectus such disclosure controls and procedures are effective.

(gg) The Company Parties have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company Parties to facilitate the sale or resale of the Securities.

(hh) To the knowledge of the Company parties, the Company Parties and their subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company parties, neither of the Company Parties nor any of their respective subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii) [RESERVED].

(jj) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company Parties or any of their respective subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any Company Party or any of its respective subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (1) a material increase in the aggregate amount of contributions required to be made to any Plan in the current fiscal year of the Company Parties or their respective subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company Parties or their respective subsidiaries; (2) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company Parties and their respective subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company Parties and their respective subsidiaries; (3) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; (4) the filing of a claim by one or more employees or former employees of the Company Parties or any of their respective subsidiaries related to their employment that could have a Material Adverse Effect or (5) any “prohibited transaction” as defined in Section 406 of ERISA or Section 4975 of the Code or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived). For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company Parties or any of their respective subsidiaries may have any liability.

(kk) There is and has been no failure on the part of the Company and, to the knowledge of the Company Parties, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 (except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus) and 906 relating to certifications.

(ll) Neither of the Company Parties nor any of their respective subsidiaries or affiliates, nor any director, officer, or employee thereof, or to the knowledge of the Company Parties, any agent or other person acting on behalf of the Company Parties or any of their respective subsidiaries or affiliates (a) is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder (“Anti-Corruption Laws”), (b) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts, or anything of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person, in violation of applicable Anti-Corruption Laws. The Company Parties and their subsidiaries and affiliates have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures to ensure compliance with Anti-Corruption Laws and with the representations and warranties contained herein.

(mm) The operations of the Company Parties and their subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the money laundering statutes of jurisdictions where the Company and their subsidiaries conduct business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Parties or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company Parties, threatened.

(nn) Neither of the Company Parties nor any of their respective subsidiaries nor, any director, officer, or employee thereof, or, to the knowledge of the Company Parties, any agent, affiliate, or representative of the Company Parties or any of their subsidiaries is, or is owned or controlled by one or more Persons that are (i) the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the

Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(oo) Neither of the Company Parties nor any of their respective subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor does any Company Party or any of its subsidiaries currently engage in, will engage in, or have any plans to engage in, dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(pp) All subsidiaries of the Company required to be included on Exhibit 21 to the Registration Statement are set forth thereon.

(qq) The Company Parties and their respective subsidiaries own, possess, license or have other rights to use all material patents, patent applications, inventions, copyrights, licenses, trade secrets, technology, know-how (including unpatented or unpatentable proprietary or confidential information, systems or procedures), domain names, trademarks, service marks and trade names, including all registrations and applications for registration thereof and all goodwill associated therewith, and other intellectual property and similar proprietary rights of any kind anywhere in the world (collectively, the “Intellectual Property”) necessary for the conduct of the Company Parties’ business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted except where the failure to own, possess or acquire such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. (i) To the Company Parties’ knowledge there are no material rights of third parties to any such Intellectual Property, including no liens, security interests, licenses (other than non-exclusive licenses entered into in the ordinary course), or other encumbrances; (ii) to the Company Parties’ knowledge there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company Parties’ knowledge, threatened material action, suit, proceeding or claim by others challenging the Company Parties rights in or to any such Intellectual Property, and the Company Parties are unaware of any facts which would form a reasonable basis for any such claim; (iv) such Intellectual Property has not been adjudged by a court of competent jurisdiction as invalid or unenforceable, in whole or in part, and there is no pending, to the Company Parties’ knowledge, or threatened material action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company Parties are unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company

Parties’ knowledge, threatened material action, suit, proceeding or claim by others that any Company Party infringes or otherwise violates or would, upon commercialization of any product or service described in the Disclosure Package and the Prospectus as under development, infringe, misappropriate, or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company Parties are unaware of any other material fact which would form a reasonable basis for any such claim; (vi) to the Company Parties’ knowledge there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to any Company Party or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art of which the Company Parties are aware that may render any material U.S. patent held by the Company Parties invalid or any U.S. patent application held by the Company Parties un-patentable which has not been disclosed to the U.S. Patent and Trademark Office; (viii) the Company Parties and their respective subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard their material confidential information and any Intellectual Property constituting trade secrets, including the execution of commercially reasonable nondisclosure, confidentiality agreements and invention assignment agreements; and (ix) all material patents, patent applications, trademark applications, trademark registrations, copyright applications, and copyright registrations owned by the Company Parties have, to the knowledge of the Company Parties, been duly and properly filed and maintained and, to the knowledge of the Company Parties, there are no material defects in any of the patents, trademarks, copyrights, and patent, trademark and copyright applications and registrations owned by the Company Parties.

(rr) The Company Parties do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(ss) The Company’s does not have any debt securities that is rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

(tt) There has not occurred any material adverse change, or any development involving a prospective adverse change, in the condition, financial condition or otherwise, or int eh earnings, business or operations of the Company Parties and their respective subsidiaries, taken as a whole, from that set forth in the Disclosure Package.

Any certificate signed by any officer of a Company Party and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Company Party, as to matters covered thereby, to each Underwriter.

(ii) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

(a) The Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(b) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(d) Neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the governing documents of the Selling Stockholder or the terms of any indenture or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to the Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder or any of its subsidiaries.

(e) The Selling Stockholder is not a “foreign person” with the meaning of Sections 1445 or 1446 of the Internal Revenue Code of 1986, as amended (the “Code”).

(f) In respect of any statements in or omissions from the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, solely made in reliance upon and in conformity with information furnished in writing to the Company Parties or to the Underwriters by the Selling Stockholder specifically for use in connection with the preparation thereof (the “Selling Stockholder Information”), the Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company Parties make to such Underwriter under paragraphs (i)(b) and (i)(c) of this Section

(g) The Selling Stockholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code, or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(h) None of the Selling Stockholder or any of its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(1) a Sanctioned Person, or

(2) located, organized or resident in a Sanctioned Country.

(i) The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1) to fund or facilitate any activities or business of or with any Sanctioned Person or with a Sanctioned Country; or

(2) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(j) In the last five years, such Selling Stockholder has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions on behalf of the Company with any Sanctioned Person, or with a Sanctioned Country.

(k) (a) None of the Selling Stockholder or any of its subsidiaries, or, to the knowledge of the Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) the Selling Stockholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws; and (c) neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(l) The operations of the Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Stockholder, threatened.

Any certificate signed by any officer of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(i) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule III hereto.

(ii) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder named in Schedule II hereto hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in and Schedule II hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholder setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. In the event that the Underwriters exercise less than their full option to purchase Option Securities, the number of Option Securities to be sold by the Selling Stockholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by the Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(ii) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Selling Stockholder to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Selling Stockholder will pay (i) any and all stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other similar taxes or duties resulting from the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholder and (ii) any and all stamp, documentary, issuance, registration, transfer or other similar taxes or duties resulting from the resale and delivery of such Securities by the Underwriters in the manner contemplated herein.

If the option provided for in Section 2(ii) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Selling Stockholder named in Schedule II hereto will deliver the Option Securities (at the expense of the Company Parties) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholder named in Schedule II by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholder named in Schedule II hereto. If settlement for the Option Securities occurs after the Closing Date, the Company Parties and the Selling Stockholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) Each of the Company Parties, jointly and severally, agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company Parties will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) During a period of 60 days from the date of the Prospectus, the Company Parties will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, hedge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company Parties or any affiliate of the Company Parties or any person in privity with the Company Parties or any affiliate of the Company Parties ) directly or indirectly, including the filing or submission (or participation in the filing or submission) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or Class B Common Stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Common Stock, the “Stock”) or any securities convertible into, or exercisable for, Stock; or publicly announce an intention to effect any such transaction, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect as of the date of this Agreement and the Company may issue Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date of this Agreement.

The foregoing sentence shall not apply to (A) any shares of Class A Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in the Registration Statement, General Disclosure Package and the Prospectus, (B) any shares of Class A Common Stock issued and options to purchase Class A Common Stock or other equity incentive awards granted in the ordinary course of business pursuant to employee benefit, equity incentive or employee stock purchase plans of the Company (i) described in the Registration Statement, the Disclosure Package and the Prospectus or (ii) created as successor plans to any such plans or similar plans described in the Registration Statement, the Disclosure Package and the Prospectus, (C) the filing of any registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any plan referred to in clause (B) of this paragraph, (D) any shares of Class A Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan described in the Registration Statement, the Disclosure Package and the Prospectus, (E) any shares of Class A Common Stock issued in exchange for an equivalent number of shares of Class B common stock, (F) the issuance of shares of Class A Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, or (G) the issuance of shares of Class A Common Stock, of restricted stock awards or of options to purchase shares of Class A Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions, provided, however, that in the case of any issuance described in (F) or (G) above, (i) the aggregate number of shares of Class A Common Stock issued in connection with, or issuable pursuant to the exercise of any options or equity incentive awards issued in connection with, all such acquisitions and other transactions does not exceed 5% of the aggregate number of shares of Stock outstanding immediately following the consummation of the offering of the Securities and (ii) in the case of any issuance described in (B) (with respect to any newly appointed director or executive officer of the Company), (F) or (G) above, it shall be a condition to such issuance that the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by each recipient.

(h) The Company Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company Party to facilitate the sale or resale of the Securities.

(i) The Company Parties, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus and the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus and the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other similar taxes, including any interest and penalties, resulting from the creation, sale of any of the Securities pursuant to this Agreement or the execution and delivery of this Agreement; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Select Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings in an amount not to exceed $25,000); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company Parties and the Selling Stockholder; and (x) all other costs and expenses incident to the performance by the Company Parties and the Selling Stockholder of their obligations hereunder.

(j) The Company Parties have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”) required to be filed by the Company with the SEC or retained by the Company under Rule 433 under the Securities Act (“Rule 433”) or use any electronic road show in connection with the offering and sale of the Securities.

(k) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the restricted period referred to in Section 5(g) hereof.

(l) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(ii) The Selling Stockholder agrees with the several Underwriters that:

(a) Prior to the execution of this Agreement, the Selling Stockholder shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto addressed to the Representatives.

(b) The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c) The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company Parties’ condition (financial or otherwise), prospects, earnings, business or properties or (ii) any change in information in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto relating to the Selling Stockholder.

(d) The Selling Stockholder will deliver to each Underwriter (or its agent), on the date of the execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Stockholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(e) The Selling Stockholder will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(f) The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(g) The Selling Stockholder will comply with the agreement contained in Section 5(i)(j),

(h) The Selling Stockholder will deliver to each Underwriter (or its agent), on, or before the Closing Date, a properly completed and duly executed IRS Form W-9.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the time of execution of this Agreement, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company Parties and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company Parties and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(i) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(ii) The Company Parties shall have requested and caused Latham and Watkins LLP, counsel for the Company Parties, to have furnished to the Representatives their opinion and negative assurance, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(iii) The Selling Stockholder shall have requested and caused Latham and Watkins LLP, counsel for the Selling Stockholder, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(iv) The Representatives shall have received from Cooley LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, in a form and substance reasonably satisfactory to the Representatives, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(v) The Company shall have furnished to the Representatives a certificate of the Company Parties, signed by the Chairman of the Board or the President and the principal financial or accounting officer of each Company Party, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Prospectus and any amendments or supplements thereto, and this Agreement and that:

(a) the representations and warranties of the Company Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(b) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company Parties’ knowledge, threatened; and

(c) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), prospects, earnings, business or properties of the Company Parties and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(vi) The Selling Stockholder shall have furnished to the Representatives a certificate, signed by an officer of the Selling Stockholder, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement, and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date

(vii) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the time of execution of this Agreement and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters.

(viii) Subsequent to the execution of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (v) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company Parties and their subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ix) Prior to the Closing Date, the Company Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

7. The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

8. At the time of execution of this Agreement, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company and certain equityholders of the Company.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone facsimile or email confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered at the office of Cooley LLP, counsel for the Underwriters, at 110 N. Wacker Drive, Suite 4200, Chicago, IL 60606, on the Closing Date.

9. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company Parties or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the each Company Party, jointly and severally, will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company Parties are required to make any payments to the Underwriters under this Section 9 because of the Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholder shall reimburse the Company Parties on demand for all amounts so paid.

10. Indemnification and Contribution.

(i) The Company Parties jointly and severally, and the Selling Stockholder severally and not jointly with the Company Parties, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities or the Prospectus or any Written Testing-the-Waters Communications, any “road show” as defined in Rule 433(h) under the Act or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company Parties and the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further that the Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Written Testing-the-Waters Communications in reliance upon and in conformity with the Selling Stockholder Information. This indemnity agreement will be in addition to any liability which the Company Parties or the Selling Stockholder may otherwise have.

(ii) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Company Party, each of its directors, each of its officers who signs the Registration Statement, and each person who controls any Company Party within the meaning of either the Securities Act or the Exchange Act and the Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company Parties and the Selling Stockholder acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution,” (ii) the list of Underwriters and their respective participation in the sale of the Securities as set forth after the first paragraph under the heading “Underwriting”, (iii) the second sentence of the third paragraph under the heading “Underwriting” related to concessions and reallowances and (iv) the ninth paragraph under the heading “Underwriting” related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(iii) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (i) or (ii) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (i) or (ii) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(iv) In the event that the indemnity provided in paragraph (i), (ii) or (iii) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company Parties and the Selling Stockholder, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company Parties, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company Parties and the Selling Stockholder on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company Parties and the Selling Stockholder, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company Parties and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company Parties or the Selling Stockholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company Parties, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (iv), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (iv), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any Company Party within the meaning of either the Securities Act or the Exchange Act, each officer of the Company Parties who shall have signed the Registration Statement and each director of the Company Parties shall have the same rights to contribution as the Company Parties, subject in each case to the applicable terms and conditions of this paragraph (iv).

(v) The liability of the Selling Stockholder under the Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 10 shall be limited to an amount equal to the initial public offering price of the Securities sold by the Selling Stockholder to the Underwriters. The Company Parties and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule III hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule III hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company Parties. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company Parties, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company Parties prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the SEC or the Nasdaq Global Select Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company Parties or their respective officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company Parties or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469 and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or, if sent to the Company Parties will be mailed, delivered to Vivid Seats Inc., 24 E. Washington Street, Suite 900, Chicago, IL 60602, Attention: General Counsel; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

16. Jurisdiction. The Company Parties agree that any suit, action or proceeding against the Company Parties brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

17. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18. No Fiduciary Duty. The Company Parties and the Selling Stockholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement, including without limitation the determination of the public offering price of the Securities and any interaction that the underwriters have with the Company Parties, the Selling Stockholder and/or their respective representatives or agents in relation thereto, is part of an arm’s-length commercial transaction between the Company Parties and the Selling Stockholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company Parties or the Selling Stockholder and (c) the engagement of the Underwriters by the Company Parties and the Selling Stockholder in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company Parties and the Selling Stockholder agree that they are solely responsible for making their own judgments in connection with the offering and other matters addressed herein or contemplated hereby (irrespective of whether any of the Underwriters has advised or is currently advising the Company Parties or the Selling Stockholder on related or other matters). The Company Parties and the Selling Stockholder also acknowledge and agree that the Underwriters have not rendered to them any investment advisory services of any nature or respect and will not claim that the Underwriters owe any agency, fiduciary or similar duty to them, in connection with the offering and such other matters or the process leading thereto. The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Regulation Best Interest pursuant to Rule 151-1 of the Exchange Act and Form CRS, pursuant to Rule 17a-14 of the Exchange Act, disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Underwritten Securities at the purchase price set forth in Section 2 above, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The Company Parties further acknowledge and agree that in any and all discussions with the Underwriters in connection with this Agreement and the matters contemplated hereby, that the Underwriters are providing services solely to the Company Parties and all such employees, officers or directors of the Company Parties engaged in such discussions are acting solely as representatives of the Company Parties not in their individual or personal capacity as potential selling stockholders or as representatives of the Selling Stockholder, and that any view expressed or recommendation that may be deemed to be made by the Underwriters is expressed or made solely to and for the benefit of the Company Parties.

19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

20. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21. Waiver of Jury Trial. The Company Parties and the Selling Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be signed in one or more counterparts, including by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

[remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company Parties, the Selling Stockholder and the several Underwriters.

Very truly yours,

COMPANY PARTIES:

VIVID SEATS INC.

By:	/s/ Stan Chia
Name:	Stan Chia
Title:	Chief Executive Officer

HOYA INTERMEDIATE, LLC

By:	/s/ Stan Chia
Name:	Stan Chia
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

SELLING STOCKHOLDER:

HOYA TOPCO, LLC

By:	/s/ Mark Anderson
Name:	Mark Anderson
Title:	Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date

specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. LLC

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Yick
Name:	Brian Yick
Title:	Global Co-Head of Internet Investment Banking Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Jason Peyer
Name:	Jason Peyer
Title:	Executive Director

For themselves and the other several

Underwriters named in Schedule III to

the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated May 17, 2023

Registration Statement No. 333-260839

Representatives: Citigroup Global Markets Inc., Morgan Stanley & Co. LLC

Price per Share to the Underwriters – total: $7.68

Disclosure Package:

Title: Common Stock

Number of Underwritten Securities to be sold by the Selling Stockholder: 16,000,000

Number of Option Securities to be sold by the Selling Stockholder: 2,400,000

Price per Share to Public (include accrued dividends, if any): $8.00

Closing Date, Time and Location: May 22, 2023 at 10:00 a.m., Eastern Time at Cooley LLP, 110 N. Wacker Drive, Suite 4200, Chicago, IL 60606

Type of Offering: Non-Delayed

I-1

SCHEDULE II

Selling Stockholder	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
Hoya Topco, LLC	16,000,000	2,400,000

Total	16,000,000	2,400,000

II-1

SCHEDULE III

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	5,280,000
Morgan Stanley & Co. LLC	5,280,000
BofA Securities, Inc.	840,000
Deutsche Bank Securities Inc.	840,000
RBC Capital Markets, LLC	840,000
William Blair & Company, L.L.C.	840,000
Canaccord Genuity LLC	480,000
D.A. Davidson & Co.	480,000
Piper Sandler & Co.	480,000
Raymond James & Associates, Inc.	480,000
Academy Securities, Inc.	40,000
Loop Capital Markets LLC	40,000
Penserra Securities LLC	40,000
Tigress Financial Partners, LLC	40,000

Total	16,000,000

III-1

SCHEDULE IV

Written Testing-the-Waters Communications

None.

IV-1

EXHIBIT A

Form of Lock-Up Agreement

Vivid Seats Inc.

Public Offering of Class A Common Stock

____________________, 2023

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters,

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”) among Vivid Seats Inc., a Delaware corporation (the “Company”), Hoya Intermediate, LLC, a Delaware limited liability company (“Hoya”), the selling stockholder named on Schedule II thereto, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of Class A common stock, $0.0001 par value (the “Common Stock”), of the Company pursuant to the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, and will cause its controlled affiliates not to, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC (the “Representatives”), offer, sell, contract to sell, pledge, hedge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock (collectively, the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement (the “Restricted Period”).

Ex. A-1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representatives in connection with:

(a) transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Offering;

(b) transfers of Lock-Up Securities:

(i) as a bona fide gift or gifts, including, without limitation, gifts to a charitable trust;

(ii) by will, other testamentary document or intestate succession;

(iii) to any immediate family member of the undersigned, or any of the undersigned’s affiliates, or any trust for the direct or indirect benefit of the undersigned, or any of the undersigned’s affiliates (for the purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iv) to a corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to the undersigned’s affiliates or to an investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or its affiliates (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner, a successor partnership or fund, or other fund managed by such partnership), or to a trust of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; or

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;

(c) distributions of Lock-Up Securities to partners, members, stockholders or beneficiaries, as the case may be, of the undersigned if the undersigned is a corporation, partnership, limited liability company, trust or other business entity;

(d) the establishment of a trading plan on behalf of the undersigned pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

Ex. A-2

(e) a transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction or transactions made to all or substantially all holders of the Company’s Common Stock and approved by the board of directors of the Company the result of which is that any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), shall or would become, after giving effect to such transaction or transactions, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting securities of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction or transactions shall not be completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this agreement during the Restricted Period;

(f) as a result of the operation of law, or pursuant to an order of a court (including a domestic order, divorce settlement, divorce decree or separation agreement) or regulatory agency;

(g) the repurchase of Lock-Up Securities by the Company pursuant to equity award agreements or other contractual arrangements providing for the right of said repurchase in connection with the termination of the undersigned’s employment or service with the Company;

(h) to the Company pursuant to the exercise or settlement of (i) options or restricted stock units to purchase Lock-Up Securities granted by the Company pursuant to stock option or equity incentive plans or (ii) warrants to purchase Lock-Up Securities, in each case, that will expire during the Restricted Period and as described in the Registration Statement and the Prospectus related to the Offering (the “Prospectus”), on a “cashless” or “net exercise” basis, or for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of such exercise or settlement, provided that any Lock-Up Securities received upon such exercise or settlement shall be subject to the terms of this agreement for the remainder of the Restricted Period;

(i) in any conversion or exchange of (i) common units of Hoya and a corresponding number of shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), into or for shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) or (ii) shares of Class B Common Stock into shares of Common Stock, in each case in a manner consistent with the provisions therefor set forth in the Prospectus (an “Exchange”); provided that, other than as set forth in paragraph (j) hereof, any shares of Common Stock or other securities received upon such Exchange shall remain subject to the terms of this agreement for the remainder of the Restricted Period; [and]

(j) the sale of any shares of Common Stock to the Underwriters pursuant to the Offering and any Exchange associated therewith; [and]

(k) [any pledge, hypothecation or other grant of a security interest in any Lock-Up Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit and the transfer of such Lock-Up Securities to such lending institution upon foreclosure of such Lock-Up Securities; provided that no subsequent transfer or sale of Lock-Up Securities by such lending institution shall be made during the Restricted Period;]1

[1]	To be included for Eldridge and GTCR.

Ex. A-3

provided that (1) in the case of any transfer pursuant to clauses (b), (c) and (k), each donee or transferee shall sign and deliver to the Representatives a lock-up agreement substantially in the form of this agreement or the balance of the Restricted Period; (2) in the case of any transfer pursuant to clauses (b), (c), (i) and (k), such transfer shall not involve a disposition for value; (3) in the case of any transfer pursuant to clauses (a), (b), (h) and (i), such transfer is not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act reporting a reduction in beneficial ownership; (4) in the case of any transfer pursuant to clauses (b), (c), (f), (g), (h) and (i), any such required Form 4 in accordance with Section 16 of the Exchange Act shall state the reason for such transfer; and (5) the undersigned shall not otherwise voluntarily effect any public filing or report regarding such transfer (other than a report on Form 5 in accordance with Section 16 of the Exchange Act or a filing on Schedule 13D, 13F or 13G of the Exchange Act that is required to be filed during the Restricted Period, provided that any such required Form 5 shall state the reason for such transfer).

In addition, the undersigned agrees that, without the written consent of the Representatives, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any other security convertible into or exercisable or exchangeable for Common Stock, provided that to the extent the undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Restricted Period and undertaking preparations related thereto. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Ex. A-4

This Lock-Up Agreement shall automatically terminate, and the undersigned shall be automatically released from its obligations hereunder, upon the earliest to occur, if any, of (1) the execution of the Underwriting Agreement in connection with the Offering shall not have occurred on or before June 30, 2023, (2) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (3) the Representatives, on behalf of the underwriters, advise the Company, or the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Ex. A-5

Very truly yours,

Name of Securityholder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]